UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2025

SSHT S&T GROUP LTD

(Exact name of registrant as specified in its charter)

Nevada	333-271831	93-0734888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Forest Hill Road, Henderson, Waitakere City 0612, New Zealand

(Address of principal executive offices & zip code)

+86 13908301960

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

Effective March 04, 2025, Zonghan Wu, the previous director and majority shareholder of SSHT S&T Group Ltd. (the “Company”), entered into two stock purchase agreements for the sale of 85,030,000 shares of Common Stock of the Company, representing approximately 46% of the issued and outstanding shares of Common Stock of the Company as of such date, to the Chairman of the Company, Jun Wang, and the CEO of the Company Jianguo Geng. The transaction was completed on March 04, 2025 (the “Closing date”). The consideration paid for each share was $0.005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SSHT S&T GROUP LTD
(Name of Registrant)

Date: March 10, 2025

	By:	/s/ Jianguo Geng
	Name:	Jianguo Geng
	Title:	Chief Executive Officer and Director

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